12401 South 450 East	Avenida 16 de Julio No.1525
Building D1	Edificio Mutual La Paz Penthouse
Salt Lake City, Utah 84020	Casilla 14888 La Paz, Bolivia
(801) 619-9320 Office	(591-2) 233-0033 Oficina
(801) 619-1747 Fax	(591-2) 233-2552 Fax
goldeneagleinc@earthlink.net	oficinas.ejecutivas@acslp.org

FOR IMMEDIATE RELEASE

CONTACT: Sabrina Martinez in Investor Relations: (801) 619-9320

Golden Eagle Successfully Delists From Berlin Stock Exchange

Company Announces Conference Call on July 1

      SALT LAKE CITY, UTAH—(PR NEWSWIRE)—June 28, 2004 — Golden Eagle International, Inc. (MYNG, OTCBB) announced today that the Berlin Stock Exchange has informed the company that its shares will be delisted from trading on that exchange on July 9, 2004, as a result of a formal legal request by Golden Eagle. The company’s shares were originally listed on the Berlin Stock Exchange without Golden Eagle’s knowledge or consent.

        In addition, Golden Eagle announced that its CEO, Terry C. Turner, will host a conference call on Thursday, July 1, 2004, at 4:15 p.m. EDT (3:15 CDT; 2:15 p.m. MDT; 1:15 p.m. PDT) from the company’s offices in La Paz, Bolivia. Mr. Turner will be in Bolivia for further negotiations on solutions to current issues that are impacting the company’s production at its Cangalli gold mine.

        “This will be one of the most important conference calls in Golden Eagle’s history,” stated Mr. Turner. “I will answer every question about our plans for our Cangalli mine, as well as discuss why we believe that the Gold Bar mill and plant acquisition announced last week is one of the most promising events that has ever happened to our company and will make our future in the short-term and long-term brighter than ever.”

        Those wishing to participate in the conference call should dial: 1(800) 310-6649, 5 to 10 minutes prior to the beginning of the call, and ask for the “Golden Eagle conference call.” Those calling from outside the U.S. and Canada should dial: 1(719) 457-2693. Streaming audio of the call will be available on Golden Eagle’s website, www.geii.com, within 24 hours after the conference call.

        Eagle E-mail Alerts: If you are interested in receiving Eagle E-mail Alerts, please e-mail the company at: eaglealert@geii.com.

Golden Eagle International, Inc. is a gold exploration and mining company located in Salt Lake City, Utah; and La Paz and Santa Cruz, Bolivia. The company is currently focusing its efforts on developing its mining rights on 49,900 acres (77 square miles) in the Tipuani Gold District located in western Bolivia, which has produced 32 million ounces of gold in its known history; and continuing exploration and development on 136,500 acres (213 square miles) in eastern Bolivia’s Precambrian Shield. Golden Eagle is a mining company with a social conscience, having provided many humanitarian programs at its mine site, including the only hospital, doctor and nurse in Cangalli, Bolivia, for the past seven years, as well as having provided for the educational needs of the students of the area. The company highly recommends that you review its disclosures, risk statements, previous press releases, annual reports, quarterly reports and current reports found at its website: www.geii.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISKS

Some of the statements in this press release are forward-looking statements and as such are based on an assumed set of economic conditions and courses of action. These include the ability of Golden Eagle to obtain the necessary financing on reasonable terms, estimates of mineral reserves and future production levels, expectations regarding mine production costs, expected trends in mineral prices, and statements that describe Golden Eagle’s future plans, objectives or goals. There is a significant risk that actual results will vary, perhaps materially, from results projected depending on such factors as changes in general economic conditions and financial markets, changes in prices for gold and copper, technological and operational hazards in Golden Eagle’s mining and mine development activities, uncertainties inherent in the calculation of mineral reserves, mineral resources and metal recoveries, the timing and availability of financing, governmental and other approvals and other risk factors listed from time-to-time in Golden Eagle’s Form 10-K and its other reports filed with the Securities and Exchange Commission. Golden Eagle disclaims any responsibility to update forward-looking statements made herein.

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